Exhibit 10(ii)

STATE OF NORTH CAROLINA	AMENDMENT TO
EMPLOYMENT AGREEMENT
COUNTY OF MECKLENBURG

THIS AMENDMENT, made and entered into effective the 1st day of September 2002, by and between FAMILY DOLLAR STORES, INC., a Delaware corporation (hereinafter referred to as the “Company”); and R. James Kelly (hereinafter referred to as the “Employee”);

W I T N E S S E T H:

WHEREAS, the Company and the Employee entered into an Employment Agreement effec-tive December 17, 1996, as amended by Amendments to Employment Agreement effective June 21, 1999, and September 2, 2001, (hereinafter referred to as the “Agreement”); and

WHEREAS, the Company and the Employee desire to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Employee agree as follows:

1.                    Section 1.04 of the Agreement is amended by adding “Utah” to the list of states constituting the “Present Territory.”

2.                    In the fifth line of Section 2 of the Agreement delete the date “August 31, 2002” and substitute in lieu thereof the date “August 30, 2003”.

3.                    In the fourth line of Section 5.01 of the Agreement delete the date “August 31, 2002” and substitute in lieu thereof the date “August 30, 2003”.

4.                    Section 5.02 (c) of the Agreement is deleted and the following is substituted in lieu thereof:

                      “(c) Take twenty days (exclusive of Saturdays, Sundays and paid Company holidays) of vacation during the twelve month period commencing September 1, 2002.  Vacation time will accrue ratably during the course of said period and cannot be accumulated from year to year except that up to five days of vacation not taken in said twelve month period may be carried over to the next twelve month period.”

5.                    Section 6.02 of the Agreement is deleted and the following is substituted in lieu thereof:

“6.02.  Upon termination of this Agreement by the Company, other than for Cause, except for the provisions of Paragraph 4, the Employee’s employment under the terms of this Agreement and all other agreements and contracts between the Employee, the Company and the Company’s Affiliate and subsidiary corporations, shall be terminated effective on the Termination Date.  In the event the Company terminates this Agreement prior to August 30, 2003, for reasons other than for Cause or Medical Disability, the Company shall pay to the Employee one hundred eighty (180) days of the base salary set forth in Paragraph 5.01 above (which shall constitute payment in full of the compensation due to the Employee hereunder).  Any such payments shall be made in six (6) equal monthly installments with the first installment due and payable not later than thirty (30) days after the Termination Date.  Payments made by the Company to the Employee under this Paragraph 6.02 are herein called “Termination Compensation.”  In the event the Employee accepts or begins other employment as an employee, consultant or in any other capacity prior to the date on which the last monthly installment of Termination Compensation is due and payable, the monthly payments of any unpaid balance of the Termination Compensation as of the date of such new employment shall be (i) eliminated if the monthly base salary and all other monthly remuneration and compensation from the new employment exceeds the monthly base salary of the Employee in effect on the date of the notice, or (ii) reduced to the amount by which the monthly base salary of the Employee in effect on the date of the notice exceeds the monthly base salary and all other monthly remuneration and compensation from the new employment.  The Employee agrees to pursue reasonable, good faith efforts to obtain other employment in a position suitable to his background and experience.

                      In the event this Agreement is not terminated by the Company or the Employee for any reason prior to August 30, 2003, and the Company and the Employee do not agree in writing before August 30, 2003, to extend the term of this Agreement beyond August 30, 2003, or to enter into a new agreement to extend the employment relationship beyond August 30, 2003, this Agreement shall terminate automatically on August 30, 2003, which shall be the Termination Date, and the Company shall pay to the Employee sixty (60) days of the base salary set forth in Paragraph 5.01 (which shall constitute payment in full of the compensation due to the Employee hereunder).  Any such payments shall be made in two (2) equal monthly installments with the first installment due and payable not later than thirty (30) days after the Termination Date.”

                                                                   6.       In Section 8 of the Agreement in the fourth line, delete the date “August 31, 2002” and substitute in lieu thereof the date “August 30, 2003”.

                                                                   7.       In Section 11 of the Agreement change the address to which notices or other communications are to be given to Employee from “3400 Royden Place, Charlotte, NC  28226” to “5128 Fairlawn Crescent Court, Charlotte, NC  28226”.

8.                    All other terms and provisions of the Agreement shall remain in full force and effect.

                      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate, all as of the day and year first above written.

FAMILY DOLLAR STORES, INC.

Attest	By	/s/ Howard R. Levine
President
/s/ George R. Mahoney, Jr.
Secretary

(Corporate Seal)
		/s/ R. James Kelly	(SEAL)
R. James Kelly
Witness:

/s/ Janice B. Burris